Exhibit T3A.31
RESTATED CERTIFICATE OF INCORPORATION
OF
EQUIPMENT ACCEPTANCE CORPORATION
UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
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     WE, THE UNDERSIGNED, C. C. Goss and John Ferrell, being respectively the president and the secretary of Equipment Acceptance Corporation, hereby certify:
     1. The name of the Corporation is Equipment Acceptance Corporation. The name under which the Corporation was formed is Mercantile Acceptance Corporation.
     2. The certificate of incorporation was filed by the Department of State on the 7th day of March 1925.
     3. The certificate of incorporation is amended to:
          (a) substitute a new Article SECOND covering purooses.
          (b) eliminate Articles SIXTH, SEVENTH, EIGHTH and NINTH dealing with the number of directors, the names and addresses of the directors until the first annual meeting, the names and addresses of and the number of shares subscribed to by the subscribers, and the qualifications of the subscribers and directors.
          (c) add a new Article SIXTH designating the Secretary of State of New York as the agent of the Corporation and furnishing the proper address for service of process.
          The text of the certificate of incorporation, as amended heretofore, is hereby restated as further amended to read as herein set forth in full:

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RESTATED CERTIFICATE OF INCORPORATION
OF
EQUIPMENT ACCEPTANCE CORPORATION
UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
               FIRST: The name of the Corporation is EQUIPMENT ACCEPTANCE CORPORATION.
               SECOND: To subscribe for, purchase or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, create, security interests in, assign, deposit, create trusts with respect to, sell, exchange, or otherwise dispose of and generally deal in and with securities of every kind and description of any government, state, territory, district, municipality, or other political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, or entity whatsoever located in or organized under the laws of any part of the world, including (without limiting the generality of the foregoing) stocks, shares, voting trust certificates, bonds, mortgages, debentures, notes, land trust certificates, warrants, rights, scrip, commercial paper, choses in action, evidences of indebtedness, certificates of interest or other obligations or other securities of any nature howsoever evidenced; to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates, or otherwise and irrespective of whether or not such securities are fully paid or subject to further payments or assessments; to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto, and to

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promote, manage, participate in, and act as agent for any underwriting, purchase, or selling syndicate or group and otherwise to take part in and assist, i. any legal manner, by guaranty or otherwise, the purchase, sale, or distribution of any such securities; to promote, finance, aid, and assist, financially or otherwise, any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, or other entity, located in or organized under the laws of any part of the world; to purchase, lease, or otherwise acquire, take over, hold, sell, liquidate, or otherwise dispose of the business and properties, of every kind, of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations, and other entities located in or organized under the laws of any part of the world; to continue, alter, extend, and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital, and participate in any way in their affairs, and to take over as a going concern and to continue in its own name any business so acquired; and to act as financial, commercial, special, or general agent, or representative of bodies politic, corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations, and other entities located in or organized under the laws of any part of the world.
     No provision enumerated herein shall be construed to limit the power of the Corporation in any way. This Corporation has all the business powers possessed by every business corporation as a matter of law.

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     THIRD: The total number of shares that may be issued is 200 all of which are to be without nominal or par value.
     FOURTH: The office of the Corporation is to be located in the City of New York, County of New York, and State of New York.
     FIFTH: The duration of the Corporation shall be perpetual.
     SIXTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o C T Corporation System, 277 Park Avenue, New York, New York 10017.
     4. This restatement of the certificate of incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders.
     IN WITNESS WHEREOF, we have signed this certificate on the 21st day of November, 1979 and we affirm the statements contained therein as true under penalties of perjury.

/s/ C. C. Goss
C. C. Goss, President

/s/ John Ferrell
John Ferrell, Secretary

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